SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  JUNE 27, 1996


                  THE STROBER ORGANIZATION, INC.
      (Exact Name of Registrant as specified in its charter)


     DELAWARE                  0-15339                 11-2822910
(State or other jurisdiction  Commission          IRS Employer
     of incorporation)        File Number         Identification No.


550 HAMILTON AVENUE, BROOKLYN, NEW YORK                          11232

    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code(718) 832-1212

                                           N/A

  (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 5. OTHER EVENTS. On June 27, 1996 and July 1, 1996, the Registrant issued Press Releases, the texts of which are attached hereto as Exhibits 20.1 and 20.2, respectively.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.



(c)   EXHIBITS

EXHIBIT                                                           PAGE WHERE
NUMBER                          DESCRIPTION                       LOCATED
   20.1                         Press Release dated                   5
                                June 27, 1996
   20.2                         Press Release dated                   6
                                July 1, 1996

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE STROBER ORGANIZATION, INC.



                                    By:/S/ DAVID J. POLISHOOK
				    --------------------------------
                                    DAVID J. POLISHOOK, Chief Financial
                                    Officer

                           THE STROBER ORGANIZATION, INC.

                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT




EXHIBIT                                                           PAGE WHERE
NUMBER                          DESCRIPTION                       LOCATED
   20.1                         Press Release dated                   5
                                June 27, 1996
   20.2                         Press Release dated                   6
                                July 1, 1996

FOR:        THE STROBER ORGANIZATION, INC.
            550 HAMILTON AVE, BROOKLYN, NEW YORK 11232

FROM:       David Polishook, Chief Financial Officer
            (718) 832-1212


                                FOR IMMEDIATE RELEASE


      Brooklyn, New York, June 27, 1996 -- The Strober Organization, Inc., today announced that it will be relocating its Brooklyn, NY facility and Corporate Headquarters from 550 Hamilton Ave, Brooklyn, NY to Pier 3 located at the Brooklyn-Port Authority Marine Terminal complex under a ten year lease.
The move will be completed prior to December 31, 1996 when the present lease expires.

      Mr. Robert J. Gaites, Chairman and Chief Executive Officer stated, "We are very excited about moving to Pier 3. Our new facility is only 2 miles from our present location with considerably more covered space than currently leased. This highly visible and larger facility will enable our Strober Bros. unit to broaden its product mix and provide the professional contractor a state of the art distribution facility to better serve their needs.

      The Strober Organization, Inc. (NASDAQ:STRB) is a leading supplier of building materials to professional contractors from 11 centers in New York, New Jersey, Connecticut and Pennsylvania.


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

FOR:        THE STROBER ORGANIZATION, INC.
            550 HAMILTON AVE, BROOKLYN, NEW YORK 11232

FROM:       David Polishook, Chief Financial Officer
            (718) 832-1212

                     STROBER TO ACQUIRE ROWLEY BUILDING PRODUCTS

                                FOR IMMEDIATE RELEASE


      Brooklyn, New York, July 1, 1996 -- The Strober Organization, Inc., today announced that it had entered into a purchase agreement to acquire the assets of Rowley Building Products Corp. and all the capital stock of Rowley Building Products of New Jersey, Inc. The transaction is expected to close before September 30, 1996.

      Rowley is a leading building material supplier, specializing in the distribution of millwork, lumber and kitchen cabinetry with 1995 combined sales of $29,348,000. Rowley has five facilities in the Hudson Valley of New York consisting of two units in Middletown and units in Chester, Montgomery and Rosendale, New York. Rowley also operates one unit in northern New Jersey located in Sparta, New Jersey.

      Robert J. Gaites, Chairman and CEO of Strober commented, "the Rowley acquisition is a natural fit for Strober. It provides Strober with an experienced and highly professional staff of people to service our core customer, the professional contractor. I look forward to welcoming these talented people to The Strober Organization, Inc. Additionally, this strategic acquisition will blend Rowley's strengths in millwork and kitchen cabinets with Strober's expertise in commercial building products such as drywall, insulation, acoustical and roofing products. This alliance provides our combined customer base with one stop shopping and the finest service in the region.

      The Strober Organization, Inc. (NASDAQ:STRB) is a leading supplier of building materials to professional contractors from 11 centers in New York, New Jersey, Connecticut and Pennsylvania. 1995 revenues were $125,813,000 and the Company had net income after taxes of $3,082,000 or $.59 per share.


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